CONFORMED COPY

NEXEN INC.

Sale of

Common Shares

by the Selling Shareholders

Underwriting Agreement

September 23, 2005

TD Securities Inc.

800 Home Oil Tower

324-8th Avenue S.W.

Calgary, Alberta

T2P 2Z2

Ladies and Gentlemen:

The persons named in Schedule II hereto (the “Selling Shareholders”) propose to sell to you (the “Underwriter”), as underwriter, 7,500,000 common shares of Nexen Inc. (the “Company”) (said shares to be sold by the Selling Shareholders collectively being hereinafter called the “Underwritten Securities”). The Selling Shareholders also propose to grant to the Underwriter an option to purchase up to 1,000,000 additional Common Shares to cover over-allotments (the “Option Securities” the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). To the extent that there is not more than one Selling Shareholder named in Schedule II, the term Selling Shareholders shall mean either the singular or plural. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate.

The Company has, under the applicable laws of the Qualifying Provinces (as hereinafter defined), prepared and filed (or will file in the case of the French language prospectus) a preliminary short form prospectus of the Company relating to the Securities, including the documents incorporated by reference in the English and French languages, as applicable (such prospectus, with the Amended Canadian Preliminary Prospectus (as defined below), a “Canadian Preliminary Prospectus”). In addition, the Company has filed pursuant to the multi-jurisdictional disclosure system with the United States Securities and Exchange Commission (the “Commission”) a registration statement on Form F-10 (“Form F-10”) under the Securities Act of 1933, as amended (the “Securities Act”) covering the registration of the Securities under the Securities Act, and the applicable rules and regulations thereunder adopted by the Commission, including the Canadian Preliminary Prospectus in the English language (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission) (each such prospectus relating to the Securities used before such registration statement becomes effective, and each such prospectus relating to the Securities captioned “Subject to Completion” that is used after such effectiveness, is hereby called, together with the documents incorporated by reference therein, a “Preliminary Prospectus”). Such registration statement on Form F-10, including the exhibits thereto and the documents incorporated by reference therein, as amended at the time it becomes effective, is herein called the “Registration Statement”.

The Company shall, under the applicable laws of the Qualifying Provinces, as soon as possible and in any event by 3:00 p.m. (Toronto time) on September 23, 2005, prepare and file an amended Canadian Preliminary Prospectus (the “Amended Canadian Preliminary Prospectus”), and as soon as possible obtain an MRRS Decision Document dated the date of filing issued by the Reviewing Authority (as hereinafter defined), in its capacity as principal regulator pursuant to National Policy 43-201 Mutual Reliance Review System for Prospectuses and Annual Information Forms (“NP 43-201”) evidencing that a receipt has been issued by the securities regulatory authorities (the “Qualifying Authorities”) in each province of Canada (the “Qualifying Provinces”) in respect of, in each case, a Canadian Preliminary Prospectus, and other related documents in respect of the proposed distribution of the Securities. The Company has identified the Alberta Securities Commission (the “Reviewing Authority”) as its principal regulator in respect of the proposed distribution of the Securities. The Company shall also, immediately after the filing of the Amended Canadian Preliminary Prospectus, but in any event no later than 3:00 p.m. (Toronto time) on September 23, 2005, prepare and file pursuant to the multi-jurisdictional disclosure system with the Commission an amendment to the Registration Statement, including the Amended Canadian Preliminary Prospectus referred to in this paragraph in the English language (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission).

The Company shall, under the applicable laws of the Qualifying Provinces, (i) as soon as possible after any comments of the Qualifying Authorities have been satisfied and in any event by 6:00 p.m. (Toronto time) on October 5, 2005, prepare and file, and (ii) as soon as possible and in any event by 6:00 p.m. (Toronto time) on October 6, 2005, obtain an MRRS Decision Document dated the date of filing issued by the Reviewing Authority, in its capacity as principal regulator pursuant to NP 43-201, evidencing that a receipt has been issued by the Qualifying Authorities in each Qualifying Province in respect of, in each case, a final short form prospectus of the Company relating to the Securities, including the documents incorporated by reference in the English and French languages, as applicable (the “Canadian Prospectus”), and other related documents in respect of the proposed distribution of the Securities. The Company shall also, immediately after the filing of the Canadian Prospectus but no later than 6:00 p.m. (Toronto time) on October 6, 2005, prepare and file pursuant to the multi-jurisdictional disclosure system with the Commission, an amendment to the Registration Statement, including the Canadian Prospectus in the English language (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission; such prospectus, including such additions and deletions and the documents incorporated by reference therein, the “Prospectus”) and shall use its best efforts to cause the Registration Statement to become effective under the Securities Act upon the filing of the amendment to the Registration Statement containing the Prospectus.

The Company has prepared and filed with the Commission an Appointment of Agent for Service of Process and Undertaking for the Company on Form F-X in conjunction with the initial filing of the Registration Statement (the “Form F-X”).

Any reference herein to the Canadian Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Canadian Securities Laws (as hereinafter defined) which were filed under Canadian Securities Laws on or before the date of such prospectus; any reference herein to the Registration Statement, a Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 4 of Form F-10 which were filed under the Exchange Act (as hereinafter defined) on or before the effective date of such Registration Statement or the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference herein to the Prospectuses shall be deemed to refer to and include each of the Canadian Preliminary Prospectus, the Canadian Prospectus, the Preliminary Prospectus and the Prospectus, and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to any of the Prospectuses shall be deemed to refer to and include all documents deemed to be incorporated by reference therein, including any documents filed under Canadian Securities Laws or the Exchange Act that are filed after the date of the Prospectuses or after their respect effective time deemed to be incorporated therein by reference.

1.	Representations and Warranties.

(i)         The Company represents and warrants to, and agrees with, the Underwriter and the Selling Shareholder that:

(a)  The Company meets the requirements of the securities legislation and the rules and regulations adopted thereunder, as amended, in each of the Qualifying Provinces and the published policy statements of the Qualifying Authorities and, as applicable, of the Canadian Securities Administrators, including the general eligibility requirements for use of a short form prospectus under National Instrument 44-101 (collectively, the “Canadian Securities Laws”) and for use of Form F-10 under the Securities Act. At the time the Registration Statement becomes effective, an MRRS Decision Document will have been obtained from the Reviewing Authority evidencing the issuance by the Qualifying Authorities of a receipt for the Canadian Preliminary Prospectus and no order suspending the distribution of the Securities will have been issued by any Qualifying Authority, any stock exchange in Canada or any court and no proceedings for that purpose will have been instituted or will be pending or, to the knowledge of the Company, will be contemplated by any Qualifying Authority, and any request on the part of any Qualifying Authority for additional information will have been complied with. As of the time that the Prospectus is first filed with the Commission, the Registration Statement and, as of the time of filing thereof, any post-effective amendment thereto, each in the form delivered or to be delivered to the Underwriter, will have become effective under the Securities Act in such form; as of the Closing Time, no stop order suspending the effectiveness of the Registration Statement will have been issued under the Securities Act and no proceedings for that purpose will have been instituted or will be pending, or to the knowledge of the Company, will be contemplated by the Commission; and any request on the part of the Commission for additional information, if any, will have been complied with.

(b)  The Preliminary Prospectus consists of, and the Prospectus will consist of, the Canadian Preliminary Prospectus and the Canadian Prospectus, respectively, except in each case for modifications required or permitted by Form F-10 and the applicable rules and regulations of the Commission.

(c)  As of the respective dates of filing thereof, the only documents incorporated or deemed to be incorporated by reference in the Prospectuses or the Registration Statement, are or will be the documents listed under the caption “Documents Incorporated By Reference” in the Prospectuses.

(d)  The documents incorporated or to be incorporated by reference in the Registration Statement and the Prospectuses, when they were filed with the Qualifying Authorities, were prepared in accordance, in all material respects, with the disclosure requirements of the Qualifying Authorities as interpreted and applied by the Qualifying Authorities, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectuses or any further amendment or supplement thereto, when such documents are filed with the Qualifying Authorities, will comply, in all material respects with the applicable requirements of the Canadian Securities Laws as interpreted and applied by the Qualifying Authorities, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; in the case of documents incorporated by reference in the Registration Statement which have been or hereafter are filed with the Commission pursuant to the Exchange Act, such documents complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the “Exchange Act Regulations”), and none of such documents contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(e)  No order preventing or suspending the use of the Preliminary Prospectus or the Canadian Preliminary Prospectus has been issued by the Commission or a Qualifying Authority and the Preliminary Prospectus and the Canadian Preliminary Prospectus did not and will not contain, as of their respective dates, an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use in the Preliminary Prospectus and Canadian Preliminary Prospectus.

(f)   Each of the Canadian Prospectus and any amendments or supplements thereto will comply, in all material respects, with the applicable requirements of the Qualifying Authorities as interpreted and applied by the Qualifying Authorities, including the Canadian Securities Laws, and the Prospectus and any amendments or supplements thereto will comply, in all material respects, with the applicable requirements of the Securities Act and the rules and regulations of the Commission thereunder (the “Securities Act Regulations”). The Prospectus and any amendments or supplements and the Canadian Prospectus and any amendments and supplements, will constitute full, true and plain disclosure of all material facts relating to the Securities, and the Prospectus and any amendments or supplements and the Canadian Prospectus and any amendments and supplements, do not and will not, as of their respective dates, and will not, as of the Closing Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use in the Canadian Prospectus.

(g)  Each of the Canadian Preliminary Prospectus and any amendments or supplements thereto will comply, in all material respects, with the applicable requirements of the Qualifying Authorities as interpreted and applied by the Qualifying Authorities, including the Canadian Securities Laws, and the Preliminary Prospectus and any amendments or supplements thereto will comply, in all material respects, with the applicable requirements of the Securities Act and the Securities Act Regulations. The Preliminary Prospectus and any amendments or supplements, the Canadian Preliminary Prospectus and any amendments and supplements, will constitute full, true and plain disclosure of all material facts relating to the Securities, and the Preliminary Prospectus and any amendments or supplements, the Canadian Preliminary Prospectus and any amendments and supplements, do not and will not, as of their respective dates, and will not, as of the Closing Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use in the Preliminary Prospectus.

(h)  The Registration Statement and the Form F-X and any amendments or supplements to the Registration Statement and the Form F-X comply and will comply, in all material respects, with the applicable requirements of the Securities Act and the Securities Act Regulations, and do not and will not, as of the date on which the Registration Statement becomes effective and as of the effective date of any post-effective amendment thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use in the Registration Statement.

(i)   None of the Company or any of the Company’s subsidiaries listed on Schedule III hereto (the “Material Subsidiaries”) has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectuses, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectuses; and, since the respective dates as of which information is given in the Registration Statement and the Prospectuses, there has not been any change in the capital stock or any increase in the long-term debt of the Company or any of its subsidiaries (except the issuance of shares of capital stock upon the reinvestment of dividends in compliance with the Company’s dividend reinvestment plan and upon the exercise of options held by directors and employees of the Company pursuant to the Company’s stock option plans described in the Prospectuses), nor has there been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectuses. Since the respective dates as of which information is given in the Registration Statement and the Prospectuses, there have been no transactions entered into by the Company or any of its subsidiaries, other than in the ordinary course of business, which are material to the Company and its subsidiaries considered as one enterprise. The respective jurisdictions of organization of the Material Subsidiaries are set forth in Schedule III hereto. Schedule III hereto also accurately sets forth whether each Material Subsidiary is a corporation, limited partnership or general partnership.

(j)   With the exception of defects in title that do not in the aggregate materially and adversely affect the consolidated operations of the Company and its subsidiaries, taken as a whole, each of the Company and its subsidiaries has good title to its real and personal property, with the Company and its Material Subsidiaries holding such title free of any Security Interest other than Permitted Encumbrances, as those terms “Security Interest” and “Permitted Encumbrances” are defined in the Indenture dated as of April 28, 1998, as supplemented by the Fifth Supplemental Indenture thereto dated as of March 10, 2005, each between the Company and CIBC Mellon Trust Company, as trustee (the “Indenture”).

(k)  The Company has been duly incorporated and is validly existing as a corporation in good standing under the Canada Business Corporations Act (the “CBCA”), with all requisite corporate power and authority to own and lease its properties and conduct its business as described in the Prospectuses, and has been duly qualified to carry on its business and is in good standing under the laws of each other jurisdiction in which it carries on a material portion of its business or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each Material Subsidiary is either a corporation or a partnership (for purposes of this Agreement, the term “partnership” includes both general partnerships and limited partnerships) and, if a corporation, has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and, if a partnership, has been duly formed and is validly existing as a partnership in good standing (if applicable) under the laws of the jurisdiction of its formation; and each Material Subsidiary has been duly qualified to carry on its business and is in good standing, if applicable, under the laws of each other jurisdiction in which it carries on a material portion of its business or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction. Without limitation to the foregoing, no Material Subsidiary which is organized under the laws of Canada or any other province thereof carries on a material portion of its business in the United States or any State thereof or is subject to any material liability or disability by reason of the failure to be duly qualified to carry on its business or in good standing in the United States or any State thereof, and no Material Subsidiary which is organized under the laws of any State of the United States carries on a material portion of its business in Canada or any province thereof or is subject to any material liability or disability by reason of the failure to be duly qualified to carry on its business or in good standing in Canada or any province thereof; and the only States of the United States in which any of the Material Subsidiaries carries on a material portion of its business are the States of Texas and Louisiana and the offshore waters of the States of Texas and Louisiana. As used in this subclause, all references to “provinces” of Canada shall include both provinces and territories.

(l)   The Company has an authorized capitalization as set forth in the Prospectuses, and all of the issued shares of the Company, including the

Securities, have been duly and validly authorized and issued and are fully paid and non-assessable; all of the issued shares of each Material Subsidiary that is a corporation have been duly and validly authorized and issued and are fully paid and non-assessable and such shares are owned, directly or indirectly, by the Company, free and clear of all liens, encumbrances, equities or claims; except as set forth in Schedule III hereto, all of the issued and outstanding partnership interests of each Material Subsidiary that is a partnership have been duly and validly created and are owned, directly or indirectly, by the Company free and clear of all liens, encumbrances, equities or claims.

(m) The sale of the Securities, and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or constitute a default under, any indenture, mortgage, deed of trust, sale/leaseback agreement, loan agreement or other similar financing agreement or instrument or other agreement or instrument (or any guarantee of any of the foregoing) to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject which, individually or in the aggregate, would be reasonably expected to have a material adverse effect on the current or future consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, nor does or will such action result in any violation of the provisions of the articles or by-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body in Canada or the United States is required to be obtained by the Company for the sale of the Securities or the consummation of the transactions contemplated by this Agreement, except such as have been, or will have been prior to Closing Time, obtained under the Canadian Securities Laws and the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriter.

(n)  Neither the Company nor any of its subsidiaries is in (i) violation of its articles or by-laws or other constating or organizational documents, (ii) violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator, or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, or (iii) default in the performance or observance of any obligation, agreement, covenant or condition contained in (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or its properties may be bound which violation or default, as the case may be, individually or in the aggregate, would be reasonably expected to have a material adverse effect on the current or future consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, or (B), without limitation to the provisions of clause (A) of this sentence, the Agreement for Petroleum Exploration and Production (including any amendments or supplements thereto and any ancillary agreements or instruments) regarding the Masila Block Development Project in Yemen. The only subsidiary of the Company which is a party to the agreement referred to in clause (B) of the preceding sentence is CNPY (as defined in Schedule III hereto).

(o)  The statements and opinions set forth in (A) the Prospectuses under the captions “Enforceability of Civil Liabilities”, “Description of Share Capital” and “Certain Income Tax Considerations” (and under any similar captions), (B) Part II of the Registration Statement under the caption “Indemnification”, (C) the Company’s most recent Annual Report on Form 10-K under the captions “Business and Properties—Additional Factors Affecting Business—Government Regulations”, “Business and Properties—Additional Factors Affecting Business—Environmental Regulations” and (D) in the Company’s most recent Quarterly Report on Form 10-Q under the caption “Legal Proceedings” (and under any similar captions), in each case insofar as such statements constitute summaries of legal matters, legal proceedings, laws or regulations (or the interpretation or administration of laws or regulations by any relevant government authorities), securities or other instruments and agreements, are (in the case of the statements under the captions referred to in clauses (A) and (B) above), and were on the date such Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable, was filed with the Commission (in the case of the statements under the captions referred to in clause (C) and (D) above), accurate and fair in all material respects.

(p)  Other than as set forth in the Prospectuses, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate (i) have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) have a material adverse effect on the current or future consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(q)  The Company is not, and after giving effect to the offering and the sale of the Securities will not be, an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), or required to be registered as an investment company under the Investment Company Act in order to conduct its business as is presently conducted or proposed to be conducted as described in the Prospectus or to consummate the transactions contemplated by this Agreement.

(r)   The Company and its subsidiaries (i) are in compliance with any and all applicable laws, regulations and other governmental requirements relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(s)   In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities will not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(t)	Intentionally omitted.
(u)	Intentionally omitted.
(v)	Intentionally omitted.

(w)  This Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought and subject to the fact that rights of indemnity and contribution may be limited by applicable law.

(x)  The financial statements included and incorporated by reference in the Registration Statement and the Prospectuses, together in each case with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements comply as to form with the applicable accounting requirements of the Canadian Securities Laws and have been prepared in conformity with generally accepted accounting principles in Canada applied on a consistent basis throughout the periods involved (except as otherwise noted therein) and have been reconciled to generally accepted accounting principles in the United States in accordance with Item 18 of Form 20-F under the Exchange Act. The supporting schedules, if any, included or incorporated by reference in the Registration Statement and the Prospectuses present fairly in accordance with generally accepted accounting principles in Canada, applied on a consistent basis throughout the periods involved (except as otherwise noted therein), the information required to be stated therein and comply as to form with the applicable accounting requirements of the Canadian Securities Laws. The pro forma financial statements and related notes thereto included or incorporated by reference in the Registration Statement and the Prospectuses present fairly the information shown therein, have been prepared in accordance with the applicable requirements of the Canadian Securities Laws with respect to pro forma financial statements and have been prepared in accordance with the Commission’s rules and guidelines, if applicable, with respect to pro forma financial statements, and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(y)  The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by appropriate federal, state, local and foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess any such Governmental Licenses would not, singly or in the aggregate, have a material adverse effect on the current or future consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a material adverse effect on the current or future consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of any such Governmental Licenses or the failure of any such Governmental Licenses to be in full force and effect would not have a material adverse effect on the current or future consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses, which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, would have a material adverse effect on the current or future consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

(z)   There are no contracts, documents or other materials which are required to be described or referred to in the Registration Statement, the Prospectuses or the documents incorporated by reference therein, or to be filed as exhibits to the Registration Statement, which have not been so described, referred to or filed as required.

(aa)       The information set forth or incorporated by reference in the Prospectuses relating to the estimates by the Company of the proven oil and gas reserves as at the dates specified have been reviewed and verified by the Company, and the reserve information has been prepared in accordance with the U.S. Financial Accounting Standards Board Statement No, 69 “Disclosure about Oil and Gas Producing Activities”.

(bb)      There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision applicable to the Company of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(cc)       Deloitte & Touche LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Prospectuses as described in the Prospectuses, are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder and of the Canadian Securities Laws and the CBCA.

(dd)      PricewaterhouseCoopers LLP, who have certified certain financial statements of EnCana (U.K.) Limited and delivered their report with respect to the audited consolidated financial statements and schedules included in the Prospectuses as described in the Prospectuses, were, for the period between January 1, 2004 and November 30, 2004 and during the periods covered by their report, independent public accountants with respect to EnCana (U.K.) Limited within the meaning of the Securities Act and the applicable published rules and regulations thereunder and of the Canadian Securities Laws.

(ee)       No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent that could have a material adverse effect on the current or future consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectuses.

(ff)  The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(gg)       The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(hh)       Other than the Material Subsidiaries listed in Schedule III hereto, the Company has no significant subsidiaries as defined by Rule 1-02 of Regulation S-X.

(ii)   Any certificate signed by any officer of the Company and delivered to the Underwriter or any Selling Shareholder in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Underwriter or the Selling Shareholder, as the case may be.

(jj)  The Company is a “reporting issuer” or has equivalent status in each of the Qualifying Provinces within the meaning of the securities laws of such provinces and the Company is not in default of any material requirement of the Canadian Securities Laws.

(kk)      There has not been any reportable disagreement (within the meaning of National Instrument 51-102 Continuous Disclosure Obligations of the Canadian Securities Administrators) with the auditors of the Company since the implementation of that Instrument.

(ll)   As of the date of this Agreement, the Company has, and as of the Closing Time the Company will have, outstanding unsecured non-convertible debt with a term of issue of at least four years rated by a nationally recognized statistical rating organization in one of its four highest generic rating categories.

(mm)     CIBC Mellon Trust Company at its principal offices in the cities of Calgary, Alberta and Toronto, Ontario has been duly appointed as the registrar and transfer agent in respect of the Common Shares of the Company.

(nn)       No holders of securities of the Company other than the Selling Shareholders have rights to the registration of such securities under the Registration Statement.

(ii)         Each Selling Shareholder represents and warrants to, and agrees with, the Underwriter and the Company that:

(a)  It is duly incorporated and organized and is validly existing under the laws of the Province of Ontario and has all requisite corporate power and authority to own or lease its properties and assets, to carry on its business and to sell and deliver the Securities to be sold by it hereunder.

(b)  It is not selling the Securities to be sold by it hereunder based on information that it holds that has not otherwise been made publicly available, which, if such information were made publicly available, could reasonably have a material impact on the price or value of the Securities.

(c)  It has the corporate power and capacity to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by it and constitutes the legal, valid and binding obligation of such Selling Shareholder enforceable against it in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought and subject to the fact that rights of indemnity and contribution may be limited by applicable law.

(d)  Neither the sale or delivery of the Securities nor the fulfillment of the terms hereof will (i) conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, (ii) result in any violation of its articles, by-laws or other constating documents, (iii) contravene any statute or any order, rule or regulation of any governmental agency having jurisdiction over it; and no Governmental Authorization of or with any such governmental agency is required for the sale of the Securities or any of the other transactions contemplated by this Agreement, except for the filing of the Prospectuses in respect of the Securities under Canadian Securities Laws, the registration under the Securities Act of the Securities and such governmental authorizations as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriter, except to the extent, in each case, that such violation or breach would not prevent it from completing the sale and delivery of the Securities as contemplated by this Agreement.

(e)  To the extent Canadian law is applicable, (A) it, directly or indirectly, has, and at the Closing Time, will directly have, valid marketable title to a number of common shares of the Company equivalent to the number of Securities to be sold hereunder by it, free and clear of any hypothec, lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction on transfer of any kind other than arising pursuant to this Agreement; (B) it has the full right, power and authority to sell, assign and transfer a number of common shares of the Company equivalent to the number of Securities to be sold hereunder by it to the Underwriter; and (C) upon the delivery of the Securities, the holders thereof will obtain good and marketable title to such Securities, free and clear of any hypothec, lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction on transfer of any kind.

(f)   Neither it nor any of its subsidiaries has taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or, except as permitted by this Agreement, facilitate the sale or resale of the Securities.

(g)  The information contained in the Prospectuses (i) under the caption “Selling Shareholder”, (ii) in the second clause of the third sentence of the eighth paragraph under the caption “Plan of Distribution”, (iii) with respect to the Selling Shareholder, in the seventh paragraph under the caption “Plan of Distribution” and (iv) with respect to the Selling Shareholder, in the third, fourth and fifth sentences of the ninth paragraph of the cover page (collectively, the “Selling Shareholder Information”), on its date was and at the Closing Time will be true and accurate in all material respects.

(h)	Intentionally omitted.

(i)	Intentionally omitted.
(j)	Intentionally omitted.

(k)  Any certificate signed by any officer of it and delivered to the Underwriter in connection with the offering of the Securities shall be deemed a representation and warranty by it, as to matters covered thereby.

(l)   To the extent New York law is applicable, it is the record and beneficial owner of the Securities to be sold by it hereunder free and clear of all liens, encumbrances, equities or claims and has duly endorsed such Securities in blank, and, assuming that the Underwriter acquires its interest in the Securities it has purchased from such Selling Shareholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (“UCC”)), the Underwriter that has purchased such Securities delivered at the Closing Time to The Depository Trust Company or other securities intermediary whose “securities intermediary” jurisdiction (within the meaning of Section 9-305 of the UCC) is New York, by making payment therefor as provided herein, and that has had such Securities credited to the securities account or accounts of the Underwriter maintained with The Depository Trust Company or such other securities intermediary whose “securities intermediary” jurisdiction (within the meaning of Section 9-305 of the UCC) is New York, will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Securities purchased by the Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against the Underwriter with respect to such Securities.

(m)  Other than as contemplated by this Agreement, there is no broker, finder, agent or other party that is entitled to receive from it any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement, and in the event that any such person acting for and on behalf of or representing it would be entitled to receive any such fee from the Underwriter by operation of law, such Selling Shareholder agrees to indemnify and hold harmless the Underwriter from such fee and as well as from any costs and expenses reasonably incurred in respect thereof.

2.    Purchase and Sale. (a)  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, each of the Selling Shareholders agrees to sell such number of shares opposite such Selling Shareholder’s name in Schedule II hereto to the Underwriter, and the Underwriter agrees to purchase from the Selling Shareholders, at a purchase price of $54.25 per share, the amount of the Underwritten Securities set forth opposite the Underwriter’s name in Schedule I hereto and the Selling Shareholders agree to pay to the Underwriter a fee of $1.25 per share purchased (the “Underwriter’s Fee”) in consideration of services performed in connection with the offering of the Securities.

(b)  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Shareholders hereby grant an option to the Underwriter to purchase up to 1,000,000 Option Securities at the same purchase price per share as the Underwriter shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriter. Said option may be exercised on one occasion in whole or in part at any time on or before the 30th day after the Closing Time upon written or telegraphic notice by the Underwriter to such Selling Shareholders setting forth the number of shares of the Option Securities as to which the Underwriter is exercising the option and the settlement date. The maximum number of Option Securities which each Selling Shareholder agrees to sell is set forth in Schedule II hereto. In the event that the Underwriter exercises less than its full over-allotment option, the number of Option Securities to be sold by each Selling Shareholder listed on Schedule II shall be, as nearly as practicable, in the same proportion as the maximum number of Option Securities to be sold by each Selling Shareholder and the number of Option Securities to be sold.

3.    Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Time) shall be made at 9:30 AM, Toronto time, on October 7, 2005, or at such time on such later date not more than three Business Days after the foregoing date as the Underwriter shall designate, which date and time may be postponed by agreement among the Underwriter and the Selling Shareholders (such date and time of delivery and payment for the Securities being herein called the “Closing Time”). Delivery of the Securities shall be made to the Underwriter against payment by the Underwriter of the aggregate purchase price of the Securities being sold by each of the Selling Shareholders to or upon the order of the Selling Shareholders by wire transfer payable in same-day funds to the accounts specified by the Selling Shareholders. Delivery of the Underwritten Securities and the Option Securities shall be made through, at the option of the Underwriter, the facilities of the Canadian Depositary for Securities Limited or The Depositary Trust Company or, in the event such delivery is not practicable, the Selling Shareholders shall duly and validly deliver to the Underwriter one or more definitive share certificate(s) representing the Securities to be sold by them hereunder, endorsed in such name or names as the Underwriter will direct the Selling Shareholders in writing not less than 24 hours prior to such Closing Time.

The Selling Shareholders shall, prior to the Closing Time, make all necessary arrangements for the exchange of such definitive certificate(s), at the principal offices of CIBC Mellon Trust Company in the city of Calgary for one or more global share certificates representing the Securities registered in the name of The Canadian Depository for Securities Limited or such other names as shall be designated by the Underwriter not less than 24 hours prior to the Closing Time.

Each Selling Shareholder will pay all applicable state transfer taxes, if any, involved in the transfer to the Underwriter of the Securities to be purchased by it from such Selling Shareholder, and the Underwriter will pay any additional stock transfer taxes involved in further transfers.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Time, the Selling Shareholders will deliver the Option Securities to the Underwriter on the date specified by the Underwriter (which shall be within three Business Days after exercise of said option) for the account of the Underwriter, against payment by the Underwriter of the purchase price thereof to or upon the order of the Selling Shareholders by wire transfer payable in same-day funds to the accounts specified by the Selling Shareholders. If settlement for the Option Securities occurs after the Closing Time, the Company and such Selling Shareholders will deliver to the Underwriter on the settlement date for the Option Securities, and the obligation of the Underwriter to purchase the Option Securities shall be conditional upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered at the Closing Time pursuant to Section 6 hereof.

4.    Offering by Underwriter. It is understood that the Underwriter proposes to offer the Securities for sale to the public as set forth in the Prospectuses. It is understood that the Underwriter proposes to offer the Securities initially at the offering price that will be specified on the cover page of the Prospectuses. After the Underwriter has made a reasonable effort to sell all of the Securities at the price specified on such cover page, the offering price may be decreased and may be further changed from time to time to an amount not greater than that set out on such cover page, and the compensation realized by the Underwriter will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the proceeds paid by the Underwriter to the Selling Shareholders. The Underwriter shall notify the Company and the Selling Shareholders in writing promptly after it has completed its distribution of the Securities and promptly after it has completed any actions taken to stabilize the market price of the common shares of the Company, and agrees that in any event the distribution shall cease by the 30th day after Closing Time.

5.	Agreements.
(i)	The Company agrees with the Underwriter:

(a)  To prepare the Registration Statement and the Prospectuses in a form approved by the Underwriter and make those filings as described in paragraphs 2, 3 and 4 of this Agreement; to make no amendment or any supplement to the Registration Statement or the Prospectuses after the date of this Agreement and prior to the completion of the distribution of the Securities by the Underwriter without the prior written consent of the Underwriter (not to be unreasonably withheld or delayed); to advise the Underwriter promptly of any such amendment or supplement and to furnish the Underwriter with copies thereof; to file promptly with the Qualifying Authorities all documents required to be filed by the Company with the Qualifying Authorities that are deemed to be incorporated by reference into the Prospectuses and with the Commission all reports and any definitive proxy or information statements required to be filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in each case for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, and during such same period to advise the Underwriter, promptly after it receives notice thereof, (i) of the time when any amendment to the Prospectuses or Registration Statement or any pre-effective or post-effective amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectuses has been filed with the Qualifying Authorities or the Commission, (ii) of the issuance by the Qualifying Authorities or the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, (iii) of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, (iv) of the initiation or threatening of any proceeding for any of the foregoing purposes, or (v) of any request by the Qualifying Authorities or the Commission for the amending or supplementing of the Registration Statement or the Prospectuses or for additional information relating to the Securities, the Registration Statement, the Prospectus or the Canadian Prospectus, each as amended or supplemented; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification, to use its best efforts to obtain the withdrawal of such order as promptly as possible;

(b)  Contemporaneously with, or immediately prior to, the filing of the Canadian Prospectus, the Company shall deliver to the Underwriter, without charge, in Calgary: (i) a copy of the Canadian Prospectus, including all documents incorporated by reference, in each of the English and French language, as applicable, signed and certified as required by the Canadian Securities Laws in the Qualifying Provinces; (ii) a copy of any document filed by the Company under the Canadian Securities Laws; (iii) opinions of Canadian counsel to the Company, dated, in the case of the Canadian Preliminary Prospectus, as of the date of the Canadian Preliminary Prospectus and, in the case of the Canadian Prospectus, as of the date of the Canadian Prospectus, in form and substance satisfactory to the Underwriter, addressed to the Company, the Selling Shareholders, their Canadian counsel, the Underwriter and its Canadian counsel, to the effect that the French language version of the Canadian Preliminary Prospectus or the Canadian Prospectus, as the case may be, including all documents incorporated by reference, except for the unaudited financial statements and audited financial statements of the Company, the schedules and notes thereto and the related auditors’ report on such statements as well as the other financial information forming part of the management’s discussion and analysis of financial condition and result of operations included in the documents incorporated by reference (collectively, “Financial Information”) as to which no opinion need be expressed by such counsel, is in all material respects a complete and accurate translation of the English language version thereof; (iv) an opinion dated, in the case of the Canadian Preliminary Prospectus and, in the case of the Canadian Prospectus, as of the date of the Canadian Prospectus, in form and substance satisfactory to the Underwriter and from an accounting firm or firms satisfactory to the Underwriter, addressed to the Underwriter, the Company, the Selling Shareholders and their respective Canadian counsel, to the effect that the French language version of the Financial Information contained in the Canadian Preliminary Prospectus or the Canadian Prospectus, as the case may be is, in all material respects, a complete and proper translation of the English language version thereof. The deliveries set forth above shall also constitute the Company’s consent to the Underwriter use of the Canadian Prospectus for the distribution of the Securities in the Qualifying Provinces in compliance with provisions of this Agreement and the Canadian Securities Laws.

(c)  Promptly from time to time to take such action as the Underwriter may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions in the United States as the Underwriter may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities;

(d)  To furnish the Underwriter with copies of the Registration Statement and the Prospectuses in such quantities as the Underwriter may from time to time reasonably request; and, if the delivery of a prospectus is required with respect to any Securities at any time up to the expiration of 30 days after the Closing Time relating to and in connection with the offering or sale of such Securities and if at such time any event shall have occurred as a result of which the Prospectuses would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made when such prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Registration Statement or one of the Prospectuses or to file under the Canadian Securities Laws or the Exchange Act any document incorporated by reference in the Registration Statement or one of the Prospectuses in order to comply with the Canadian Securities Laws, the Exchange Act or the Securities Act, to notify the

Underwriter as promptly as possible by telephone (confirmed in writing), and as promptly as possible, to file such document, subject to Section 5(a) hereof, and to prepare and furnish without charge to the Underwriter and to any dealer in securities as many copies as the Underwriter may from time to time reasonably request of an amendment to the Registration Statement or an amendment or supplement to one of the Prospectuses, which will correct such statement or omission or effect such compliance;

(e)  To make generally available to its securityholders as soon as practicable, but in any event not later than 15 months after the “effective date” of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries on a consolidated basis (which need not be audited) complying with Section 11(a) of the Securities Act and the Securities Act Regulations (including, at the option of the Company, Rule 158);

(f)   To furnish to the Underwriter, at the oral or written request of the Underwriter to the Company, as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its subsidiaries on a consolidated basis certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), an interim report containing the consolidated financial statements (which may be unaudited) of the Company and its subsidiaries for such quarter in reasonable detail; and

(g)  To furnish to the Underwriter, at the oral or written request of the Underwriter to the Company, (i) copies of all reports or other communications (financial or other) furnished to the Company’s shareholders, (ii) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission, the Qualifying Authorities or any national securities exchange on which the Securities or any class of securities of the Company are listed and (iii) such additional publicly available information in a format so made available concerning the business and financial condition of the Company as the Underwriter may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission).

(ii)	Each Selling Shareholder agrees with the Underwriter that:

(a)  Except as contemplated by this Agreement, during the period beginning from the date of this Agreement and continuing until the date that is 60 days after the Closing Time, such Selling Shareholder will not, without prior written consent of the Underwriter, directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any common shares of the Company or substantially similar securities, or any securities convertible into or exchangeable into or exercisable for any of the foregoing, or file a registration statement under the Securities Act or a prospectus with any securities or regulatory authority in Canada with respect to any of the foregoing; other than in any transactions made on behalf of such Selling Shareholder by third-party investment managers with discretionary investment authority where such Selling Shareholder has no prior knowledge of such transaction.

(b)  Such Selling Shareholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(c)  Such Selling Shareholder will advise the Underwriter promptly and, if requested by the Underwriter, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Securities Act, of any change in the Selling Shareholder Information.

(iii)        Each Selling Shareholder agrees with the Company that it will advise the Company promptly and, if requested by the Company, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Securities Act, of any change in the Selling Shareholder Information.

6.    The Company covenants and agrees with the Underwriter that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the filing with respect to the Securities under the Canadian Securities Laws and the registration of the Securities under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, the Prospectus, any Canadian Preliminary Prospectus and the Canadian Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriter and dealers; (ii) the cost of printing or reproducing this Agreement, any Blue Sky survey, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriter up to a maximum aggregate amount of $12,500 (U.S.) in connection with such qualification and in connection with the Blue Sky surveys; (iv) any filing fees incident to, and the fees and disbursements of counsel for the Underwriter in connection with, any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of any transfer agent and any agent of any transfer agent and the fees and disbursements of counsel for any transfer agent in connection with the delivery of the Securities; and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section and Sections 8, 9 and 13 hereof, the Underwriter will pay all of its own costs and expenses, including the fees and disbursements of its counsel, transfer taxes on resale of any of the Securities by it, and any advertising expenses connected with any offers it may make. In addition, the Selling Shareholders covenant and agree with the Underwriter that the Selling Shareholders will pay or cause to be paid all fees incident to the performance of their obligations under this Agreement that are not otherwise specifically provided for herein, including but not limited to (i) fees and expenses of counsel and other advisers for such Selling Shareholders and (ii) expenses and transfer taxes incident to the sale and delivery of the Securities to be sold by the Selling Shareholders to the Underwriter herein. Nothing contained in this Section shall affect as between the Company and the Selling Shareholders the agreements contained in the Side Letter dated as of September 23, 2005 between the Company and the Selling Shareholders.

7.    Conditions to the Obligations of the Underwriter. The obligations of the Underwriter to purchase the Underwritten Securities and the Option Securities shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholders contained herein as of the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”) and the Closing Time and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Selling Shareholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their respective obligations hereunder and to the following additional conditions:

(a)  As of the Closing Time, the Canadian Prospectus shall have been filed with the Qualifying Authorities and an MRRS Decision Document shall have been obtained from the Reviewing Authority evidencing issuance by each of the Qualifying Authorities of a receipt in respect of the Canadian Prospectus, and no order having the effect of ceasing or suspending the distribution of or the trading in the Securities or any other securities of the Company shall have been issued by any Qualifying Authority or any stock exchange and no proceedings for that purpose shall have been instituted or threatened by any Qualifying Authority or any stock exchange and any request for additional information shall have been complied with.

(b)  Shearman & Sterling LLP, United States counsel for the Underwriter, and Bennett Jones LLP, Canadian counsel for the Underwriter, shall have furnished to the Underwriter such opinion or opinions, dated the Closing Time for such Securities, with respect to the Securities, the Registration Statement, the

Prospectus and the Canadian Prospectus, each as amended or supplemented, and other related matters as the Underwriter may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters;

(c)  The General Counsel of the Company shall have furnished to the Underwriter his written opinion, dated the Closing Time for such Securities in form and substance satisfactory to the Underwriter, to the effect that:

(i)         All of the issued shares of the Company, including the Securities, have been duly and validly authorized and issued and are fully paid and non-assessable; all of the issued shares of each Canadian Subsidiary (as defined below) that is a corporation have been duly and validly authorized and issued and are fully paid and non-assessable and such shares are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; and all of the partnership interests of each Canadian Subsidiary that is a partnership (which term includes both limited and general partnerships) have been duly and validly created and are owned directly or indirectly by the Company (except as set forth in Schedule III attached hereto), free and clear of all liens, encumbrances, equity or claims; the Securities being sold by the Selling Shareholders are duly listed, and admitted and authorized for trading, on the Toronto Stock Exchange and the New York Stock Exchange; the certificates for the Securities are in valid and sufficient form. As used in this Agreement, the term “Canadian Subsidiary” means each Material Subsidiary that is organized under the laws of Canada or any province or territory thereof and CNPY (as defined in Schedule III hereto); and

(ii)         The statements in the Company’s most recent Annual Report on Form 10-K under the captions “Business and Properties—Additional Factors Affecting Business—Government Regulations”, “Business and Properties—Additional Factors Affecting Business—Environmental Regulations” and in the Company’s most recent Quarterly Report on Form 10-Q under the caption “Legal Proceedings” (and under any similar captions), in each case insofar as such statements constitute summaries of legal matters, legal proceedings, laws or regulations, or instruments or agreements, were, on the date such Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable, was filed with the Commission, accurate, complete and fair in all material respects.

In rendering such opinion, such counsel may state that he expresses no opinion as to matters governed by laws other than the federal laws of Canada and the laws of the Province of Alberta. As to matters of law, other than the laws of the Province of Alberta and the federal laws of Canada, such counsel may rely upon the opinions of local counsel reasonably satisfactory to the Underwriter, in which case the opinion shall state that he believes that both he and the Underwriter are justified in so relying. In the event that such counsel shall, in rendering such opinion, rely on one or more opinions of local counsel, each such opinion of local counsel shall be dated the Closing Time, shall either be addressed to the Underwriter or shall expressly state that the Underwriter may rely upon such opinion as if it were addressed to the Underwriter, shall be delivered to the Underwriter at the Closing Time and shall otherwise be satisfactory in form and substance to the Underwriter. In rendering such opinion, such counsel may state that he has relied as to factual matters, to the extent he deems appropriate, on certificates of public officials and officers of the Company.

(d)  Blake, Cassels & Graydon LLP, Canadian counsel for the Company, shall have furnished to the Underwriter and the Selling Shareholder their written opinion, dated the Closing Time in form and substance satisfactory to the Underwriter, to the effect that:

(i)         The Company has been duly incorporated and is validly existing as a corporation in good standing under the CBCA, with all requisite corporate power and authority to own and lease its properties and conduct its business as described in the Prospectuses and to execute, deliver and perform its obligations under this Agreement;

(ii)         The Company has an authorized share capitalization as set forth in the Prospectuses;

(iii)        The Company is qualified as an extra provincial corporation to carry on business under the laws of each Canadian jurisdiction in which it conducts a material portion of its business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that they believe that both the Underwriter and they are justified in relying upon such opinions and certificates);

(iv)        Each subsidiary incorporated under the laws of Canada or a province therein has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; each Canadian Subsidiary that is a partnership has been duly formed and is validly existing as a partnership in good standing (if applicable) under the laws of its jurisdiction of formation; each Canadian Subsidiary is qualified as an extra provincial company or partnership, as the case may be, to carry on business under the laws of each Canadian jurisdiction in which it conducts a material portion of its business so as to require such qualification or is subject to no material liability or disability by reason of the failure to be so qualified; and all of the partnership interests of each Canadian Subsidiary that is a partnership (which term includes both limited and general partnerships) organized under the laws of the Province of Saskatchewan have been duly and validly created (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that they believe that both the Underwriter and they are justified in relying upon such opinions and certificates);

(v)        To the best of such counsel’s knowledge, and other than as set forth in the Prospectuses there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business; and, to the best of such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(vi)        This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms; subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors’ rights as to general equity principles;

(vii)       The compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated herein do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any Subject Agreement (as set out in a schedule attached to such counsel’s opinion) or (B) to the best of such counsel’s knowledge, any other contract, indenture, mortgage, deed of trust, sale/leaseback agreement, loan agreement or other financing agreement or other agreement or instrument (or any guarantee of any of the foregoing) known to such counsel (the documents referred to in this clause (B) being hereafter called, collectively, the “Covered Agreements”) to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (except, solely in the case of Covered Agreements, for such conflicts, breaches, violations, or defaults that would not, individually or in the aggregate, have a material adverse effect on the current consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, nor does or will such action result in any violation of the provisions of the articles or by-laws of the Company, or the constating documents, as applicable, of each Canadian Subsidiary that is a Partnership, or, to the best of such counsel’s knowledge, of any other subsidiaries of the Company, or any statute, rule or regulation of any court or governmental agency or body of Canada or the Province of Alberta having jurisdiction over the Company or any Material Subsidiary or any of their properties or, to the best of such counsel’s knowledge, any order of any court or governmental agency or body of Canada or the Province of Alberta having jurisdiction over the Company or any Material Subsidiary or any of their properties. In rendering such opinion, such counsel shall state that, in the case of any Subject Agreement or Covered Agreement which is governed by the laws of a jurisdiction other than Alberta or Canada, such counsel has assumed that such Subject Agreement or Covered Agreement, as the case may be, is governed by the laws of Alberta;

(viii)      No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of Canada or the Province of Alberta is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained;

(ix)        To the best of such counsel’s knowledge, neither the Company nor any of its subsidiaries is in violation of its articles or by-laws or other constating or organizational document or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Subject Agreement or Covered Agreement which, individually or in the aggregate, would have a material adverse effect on the current consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business;

(x)        The statements set forth in (A) the Prospectuses under the captions (as applicable) “Description of Share Capital”, “Certain Income Tax Considerations — Canadian Federal Income Tax Considerations”, and “Enforceability of Civil Liabilities”, (B) in Part II of the Registration Statement under the caption “Indemnification of Directors and Officers” (excluding the final paragraph under such caption), and (C) in the Company’s most recent Annual Report on Form 10-K under the caption “Business and Properties—Additional Factors Affecting Business—Environmental Regulations”, in each case insofar as such statements constitute summaries of legal matters, legal proceedings, laws or regulations (or the interpretation or administration of laws or regulations by any relevant government authorities), or other instruments and agreements, are (in the case of the statements under the captions referred to in clauses (A) and (B) above), and were on the date such Annual Report on Form 10-K was filed with the Commission (in the case of the statements under the caption referred to in clause (C) above), accurate and fair in all material respects; and the advice and opinions of such counsel set forth in the Prospectuses are confirmed;

(xi)	Intentionally omitted;
(xii)	Intentionally omitted;

(xiii)      The Prospectuses and each document incorporated or deemed to be incorporated by reference therein which is required to be so approved has been duly approved by the Board of Directors of the Company, and the Prospectuses have been duly executed on behalf of the Company in accordance with the Canadian Securities Laws;

(xiv)      The documents incorporated by reference in the Prospectuses (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they were filed with the Qualifying Authorities, complied as to form, in all material respects, with the requirements of the Canadian Securities Laws as interpreted and applied by the Qualifying Authorities; although such counsel is not passing upon and does not assume any responsibility for the factual accuracy, completeness or fairness of the statements contained in any such incorporated documents (except as to those matters and to the extent set forth in the opinions referred to in subsection (xiii)(A) of this Section 7(d)), no facts have come to their attention that have caused such counsel to believe that any such incorporated documents (other than the financial statements and related schedules and other financial data therein, as to which such counsel need express no opinion), when such documents were filed with the Qualifying Authorities, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading;

(xv)       The Company has received a receipt from or on behalf of the Qualifying Authorities for the Canadian Prospectus filed under the Canadian Securities Laws; to the best of such counsel’s knowledge after due inquiry, no order of any Qualifying Authority to cease distribution of the Securities under the Canadian Prospectus or having the effect of preventing or suspending the use of the Canadian Prospectus has been issued, and no proceedings for such purpose have been instituted or threatened; the Canadian Prospectus complies as to form, in all material respects, with the requirements of the Canadian Securities Laws as interpreted and applied by the Qualifying Authorities; the Canadian Prospectus, as amended or supplemented has been duly filed with the Qualifying Authorities within the time required by applicable law;

(xvi)      There are no reports or other information that in accordance with the requirements of the Canadian Securities Laws must be made publicly available by the Company in connection with the offering of the Securities that have not been made publicly available as required; there are no documents required to be filed by the Company with the Qualifying Authorities or otherwise under the Canadian Securities Laws in connection with the Canadian Prospectus that have not been filed as required;

(xvii)     The Company is eligible to file a short form prospectus with the Qualifying Authorities;

(xviii)    The filing of the Canadian Prospectus with the Reviewing Authority has been duly approved and authorized by all necessary action on the part of the Company; and

(xix)      The Company is a “reporting issuer” in Alberta and is not included in a list of defaulting reporting issuers maintained by the ASC.

In rendering such opinion, such counsel may state that they express no opinion as to matters governed by laws other than the federal laws of Canada and the laws of the Provinces of Alberta and Ontario. As to matters of law, other than the laws of the Provinces of Alberta and Ontario and the federal laws of Canada, such counsel may rely upon the opinions of local counsel reasonably satisfactory to the Underwriter, in which case the opinion shall state that they believe that both they and the Underwriter are justified in so relying. In the event that such counsel shall, in rendering such opinion, rely on one or more opinions of local counsel, each such opinion of local counsel shall be dated the Closing Time, shall either be addressed to the Underwriter or shall expressly state that the Underwriter may rely upon such opinion as if it were addressed to the Underwriter, shall be delivered to the Underwriter at the Closing Time and shall otherwise be satisfactory in form and substance to the Underwriter. In rendering such opinion, such counsel may state that they have relied as to factual matters, to the extent they deem appropriate, on certificates of public officials and officers of the Company. In addition to rendering the opinions set forth above, such counsel shall also include a statement to the effect that such counsel has participated in the preparation of the Registration Statement and the Prospectuses and in conferences with officers and other representatives of the Company, representatives of the independent accountants for the Company and counsel for the Underwriter at which the contents of the Registration Statement and the Prospectuses (in each case including the documents incorporated by reference therein) and related matters were discussed and although such counsel has not independently verified, and is not passing upon and does not assume any responsibility for, the factual accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except as to those matters and to the extent set forth in the opinions referred to in subsection (x) of this Section 7(d)), on the basis of such participation, no facts have come to the attention of such counsel that have caused such counsel to believe (x) that the Registration Statement or any post-effective amendments thereto, at the time the Registration Statement or any post-effective amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (y) that the Prospectuses as of the Closing Time included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statements and related schedules and other financial data included in the Registration Statement and the Prospectuses); and they do not know of any documents of the character required to be incorporated by reference into the Prospectuses or filed with the Qualifying Authorities which are not filed or incorporated by reference as required.

(e)  Paul, Weiss, Rifkind, Wharton & Garrison LLP, United States counsel for the Company, shall have furnished to the Underwriter and the Selling Shareholders their written opinion, dated the Closing Time, in form and substance satisfactory to the Underwriter, to the effect that:

(i)         Each Delaware subsidiary listed on Schedule III hereto (individually, a “Delaware Subsidiary” and collectively, the “Delaware Subsidiaries”) that is a corporation is duly incorporated, validly existing and in good standing under the laws of Delaware. Each of the Delaware Subsidiaries has all necessary corporate or partnership power and authority to own and hold its respective properties and conduct its respective businesses as described in the Prospectus;

(ii)         The statements in the Prospectus as amended or supplemented under the caption “Certain Income Tax Considerations – United States Federal Income Tax Considerations”, to the extent that they constitute summaries of United States federal statutes, rules and regulations, or portions thereof, are accurate in all material respects;

(iii)        This Agreement (to the extent execution and delivery are governed by the laws of New York) has been duly executed and delivered by the Company;

(iv)        No consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority, which has not been obtained, taken or made (other than as required by any state securities laws, as to which such counsel need express no opinion) is required under any Applicable Law for the sale of the Securities or the performance by the Company of its obligations under this Agreement. For purposes of this opinion, the term “Governmental Authority” means any executive, legislative, judicial, administrative or regulatory body of the State of New York or the United States of America. For purposes of this opinion, the term “Applicable Law” means those laws, rules and regulations of the United States of America and the State of New York, in each case which in such counsel’s experience are normally applicable to the transactions of the type contemplated by this Agreement;

(v)        The Company is not, and after giving effect to the offering and sale of the Securities will not be, required to be registered as an investment company under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder;

(vi)        The Registration Statement and the Prospectus, as of their respective effective or issue dates, appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act, except for the financial statements, financial statement schedules and other financial data included or incorporated by reference in or omitted from either of them, as to which such counsel need express no opinion; the Form F-X filed by the Company, as of its date, appears on its face to be appropriately responsive in all material respects to the requirements of the Securities Act;

(vii)       The compliance by the Company with all of the provisions of this Agreement and the performance by the Company of its obligations thereunder will not (i) result in a violation of the charter or by-laws of the Delaware Subsidiaries, (ii) breach or result in a default under any agreement, indenture or instrument governed by New York law and listed on Schedule C to such counsel’s opinion, or (iii) violate Applicable Law or any judgment, order or decree of any court or arbitrator in the United States known to such counsel, except where, in the case of (ii) and (iii) above, the default, breach or violation, either individually or in the aggregate with all other violations or defaults referred to in this paragraph (ix) (if any), would not have a material adverse effect on the current or future consolidated financial position, shareholders’ equity or results of operations of the Company and its corporate and partnership subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business; and

(viii)      Each of the Company’s most recent Annual Report on Form 10-K and each Quarterly Report on Form 10-Q filed since the filing of the Company’s most recent Annual Report on Form 10-K, when filed by the Company with the Commission, appeared on its face to be appropriately responsive in all material respects to the applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the Federal laws of the United States, the General Corporation Law of the State of Delaware (the “DGCL”) and the laws of the State of New York. In rendering such opinion, such counsel may state that they have relied as to factual matters, to the extent they deem appropriate, on certificates of public officials and officers of the Company. In addition to rendering the opinions set forth above, such counsel shall state that, to their knowledge and based upon, among other things, oral advice of the staff of the Commission, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending. In addition to rendering the opinions set forth above, such counsel shall also include a statement to the effect that such counsel has participated in the preparation of the Registration Statement and the Prospectus and in conferences with officers and other representatives of the Company, representatives of the independent chartered accountants for the Company, the Underwriter at which the contents of the Registration Statement, the Prospectus and related matters were discussed and, although the limitations inherent in the independent verification of factual matters and in the role of outside counsel are such that such counsel has not undertaken to investigate or verify independently, and do not assume responsibility for, the accuracy, completeness or fairness of the statements contained in either the Registration Statement or the Prospectus (other than as explicitly stated in the opinions referred to in subsections (iii) and (iv) of this Section 7(e)), based upon such participation, no facts have come to such counsel’s attention that lead such counsel to believe that (a) the Registration Statement (except for the financial statements, financial statement schedules and other financial data included or incorporated by reference in or omitted from the Registration Statement, as to which such counsel need express no belief), at its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the Prospectus (except for the financial statements, financial statement schedules and other financial data included or incorporated by reference in or omitted from the Registration Statement, as to which such counsel need express no belief), as of the date the Prospectus as amended or supplemented was issued and as of the Closing Time, included or includes an untrue statement of material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)   Prior to filing the Prospectus with the Commission, the Underwriter shall have received from the independent accountants of the Company a letter dated such date, in form and substance satisfactory to the Underwriter containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectuses.

(g)  At the Closing Time, the Underwriter shall have received from the independent accountants of the Company a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(h)  (i) None of the Company or any of its Material Subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus relating to the Securities any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the date of this Agreement or since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or increase in the long-term debt of the Company or any of its subsidiaries (except the issuance of shares of capital stock upon the reinvestment of dividends in accordance with the Company’s dividend reinvestment plan, upon the exercise of options held by directors and employees of the Company pursuant to the Company’s stock option plans described in the Prospectus), nor has there been any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Underwriter so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus.

(i)	Intentionally omitted;

(j)   The Company shall have furnished or caused to be furnished to the Underwriter on the Closing Time a certificate or certificates of officers of the Company satisfactory to the Underwriter as to the accuracy of the representations and warranties of the Company herein at and as of the Closing Time, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Closing Time, as to the matters set forth in subsections (a) and

(h) of this Section and as to such other matters as the Underwriter may reasonably request;

(k)  Prior to filing the Prospectus with the Commission, the Underwriter shall have received from PricewaterhouseCoopers LLP, the independent accountants of EnCana (U.K.) Limited a letter dated such date, in form and substance satisfactory to the Underwriter containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectuses;

(l)   At the Closing Time, the Underwriter shall have received from PricewaterhouseCoopers LLP, the independent accountants of EnCana (U.K.) Limited a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (k) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time; and

(m)  Norton Rose, UK Counsel for the Company, shall have furnished to the Underwriter and the Selling Shareholders their written opinion, dated the Closing Time, in form and substance satisfactory to the Underwriter, to the effect that:

(i)         Nexen Petroleum U.K. Limited is duly incorporated in England and Wales and is validly existing, and in good standing, under the laws of England and Wales; and

(ii)         Nexen Petroleum U.K. Limited has all necessary corporate power and authority to own and hold its respective properties and conduct its respective businesses as described in the Prospectus.

(n)  The Selling Shareholders shall have requested and caused Goodmans LLP, counsel for the Selling Shareholders, to have furnished to the Underwriter and the Company their opinion dated the Closing Time and addressed to the Underwriter, to the effect that:

(i)         this Agreement has been duly authorized, executed and delivered by the Selling Shareholders and each Selling Shareholder has full legal right and authority to sell, transfer and deliver in the manner provided in this Agreement the Securities being sold by such Selling Shareholder hereunder;

(ii)         neither the sale of the Securities being sold by any Selling Shareholder nor the consummation of any other of the transactions herein contemplated by any Selling Shareholder or the fulfillment of the terms hereof by any Selling Shareholder will conflict with, result in a breach or violation of, or constitute a default under any law or the charter or By-laws of such Selling Shareholder.

(iii)        each Selling Shareholder has been duly incorporated and is validly existing as a corporation under the Teacher’s Pension Act and has the requisite corporate power and authority to own the Securities and to execute, deliver and perform its obligations under this Agreement.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than Canada or a province therein, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriter, and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Selling Shareholders and public officials.

(o)  The Selling Shareholders shall have requested and caused Cleary Gottlieb Steen & Hamilton LLP, U.S. special counsel for the Selling Shareholders, to have furnished to the Underwriter and the Company their opinion dated the Closing Time and addressed to the Underwriter, to the effect that: assuming that (a) the Depository Trust Company is a “clearing corporation” as defined in Section 8-102(a)(5) of the UCC, and (b) each Underwriter directly acquires its interest in the Securities it has purchased from the Selling Shareholders without notice of any adverse claim (within the meaning of Section 8-105 of the UCC), each Underwriter that has purchased such Securities delivered on the Closing Time to The Depository Trust Company or other securities intermediary whose “securities intermediary” jurisdiction within the meaning of Section 9-305 of the UCC) is New York made payment therefor as provided herein, and has had such Securities credited to the securities account or accounts of such Underwriter maintained with The Depository Trust Company or such other securities intermediary whose “securities intermediary” jurisdiction within the meaning of Section 9-305 of the UCC) is New York will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Securities purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against such Underwriter with respect to such security entitlement.

In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the Federal laws of the United States, the General Corporation Law of the State of Delaware (the “DGCL”) and the laws of the State of New York. In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriter, and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Selling Shareholders and public officials.

(p)  Each Selling Shareholder shall have furnished to the Underwriter a certificate, signed by any senior officer of such Selling Shareholder, dated the Closing Time, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Prospectus and this Agreement and that the representations and warranties of such Selling Shareholder in this Agreement are true and correct in all material respects on and as of the Closing Time to the same effect as if made on the Closing Time.

(q)  As of the Closing Time, the Registration Statement and any post effective amendment thereto, each in the form delivered to the Underwriter, will have become effective under the Securities Act in such form and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened by the Commission and any request by the Commission for additional information shall have been complied with.

8.    Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless the Underwriter, the Selling Shareholders and their respective officers, employees, agents and affiliates and each person, if any, who controls the Underwriter or any Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i)         against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in the Preliminary Prospectus, the Prospectus, the Canadian Preliminary Prospectus or the Canadian Prospectus (or in each case any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)         against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to

Section 8(e) below) any such settlement is effected with the written consent of the Company;

(iii)        against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any breach by the Company of its representations, warranties, covenants and obligations to be complied with pursuant to this Agreement; and

(iv)        against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriter or the Selling Shareholder, as the case may be), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i), (ii) or (iii) above;

provided, however, that this indemnity shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in any Preliminary Prospectus or the Prospectus or Canadian Prospectus (or in each case any amendment or supplement thereto), or made in reliance upon the Selling Shareholder Information.

(b)  Each Selling Shareholder severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement or the Canadian Prospectus, the Underwriter and each of its officers who sign the Canadian Prospectus and each person who controls the Company or the Underwriter within the meaning of either the Securities Act or the Exchange Act and each other Selling Shareholder, if any, to the same extent as the foregoing indemnity from the Company to the Underwriter, but only (i) with reference to the Selling Shareholder Information and (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred arising out of any breach by the Selling Shareholder of its representations, warranties, covenants and obligations made to the Company to be complied with pursuant to this Agreement. This indemnity agreement will be in addition to any liability which any Selling Shareholder may otherwise have. Notwithstanding anything to the contrary in this Section 8, in no case shall a Selling Shareholder be responsible for any amount under the indemnity provisions of this Section 8 in excess of the net proceeds such Selling Shareholder receives from the offering contemplated by this Agreement.

(c)  The Underwriter agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each Selling Shareholder against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsections (a) and (b) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in any Preliminary Prospectus or the Prospectus (or in each case any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in such Preliminary Prospectus or such Prospectus (or any amendment or supplement thereto).

(d)  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 8(a) above, counsel to the indemnified parties shall be selected by the Underwriter or the Selling Shareholder, as applicable, in the case of parties indemnified pursuant to Section 8(b) above, counsel to the indemnified parties shall be selected by the Company or the Underwriter, as applicable, and in the case of parties indemnified pursuant to Section 8(c) above, counsel to the indemnified parties shall be selected by the Company or the Selling Shareholder, as applicable. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 or Section 9 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 8(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

9.    If the indemnification provided for in Section 8 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect (A) as between the Selling Shareholders and the Underwriter, the relative benefits received by the Selling Shareholders on the one hand and by the Underwriter on the other hand from the offering of the Securities; (B) as between the Company and the Selling Shareholders the relative fault of the Company on the one hand and the Selling Shareholders on the other hand; and (C) as between the Company and the Underwriter the relative fault of the Company on the one hand and the Underwriter on the other hand; or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Selling Shareholders and the Underwriter in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Selling Shareholders on the one hand and the Underwriter on the other hand in connection with the offering of such Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Securities pursuant to this Agreement (before deducting expenses) received by the Selling Shareholders and the total underwriting discount received by the Underwriter, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of such Securities as set forth on such cover.

The relative fault of the Company, the Selling Shareholders and the Underwriter on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Shareholders and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 9, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price of the Securities exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding anything in the provisions in this Section 9, no Selling Shareholder shall be required to contribute any amount under the contribution provisions of this Section 9 in excess of the net proceeds such Selling Shareholder receives from the offering contemplated by this Agreement.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 9, each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Underwriter, each person, if any, who controls a Selling Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Selling Shareholder and each director of the Company, each officer of the Company who signed the Registration Statement or the Canadian Prospectus, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

10.	Intentionally omitted.

11.  The Underwriter will be entitled to terminate its obligation to purchase the Securities by written notice to that effect given to the Company and the Selling Shareholders at or prior to the Closing Time if:

(i)         any inquiry, investigation or other proceeding is commenced, announced or threatened or any order is issued under or pursuant to any relevant statute or by any stock exchange or other regulatory authority or there is any change of law, or interpretation or administration thereof, which, in the reasonable opinion of the Underwriter, operates to prevent, suspend or restrict or adversely affect the trading in, or the distribution of, the Securities or any of them;

(ii)         there occurs any material change (actual, contemplated or threatened) in the business, affairs, operations, assets, liabilities (contingent or otherwise), capital or ownership of the Company or any of its subsidiaries, or a change in a material fact as is contemplated in section 11(a)(ii), which, in the opinion of the Underwriter, could reasonably be expected to result in the purchasers of a material number of Securities exercising their right under securities laws to withdraw from or rescind their purchase thereof or sue for damages in respect thereof or which has or could reasonably be expected to have a significant adverse effect on the market price or value of the Securities or any of them; or

(iii)        there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence, or any governmental action, law, regulation, inquiry or other similar occurrence which, in the reasonable opinion of such Underwriter, seriously adversely affects or may seriously adversely affect the financial markets in Canada or the United States or the business, operations or affairs of the Company and its subsidiaries, taken as a whole.

The right of the Underwriter to terminate its obligations under this agreement is in addition to all other remedies it may have in respect of any default, act or failure to act of the Company or the Selling Shareholders in respect of any of the matters contemplated by this Agreement.

12.  The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Shareholders and the Underwriter, as set forth in this Agreement and the provisions of Sections 6, 8, 9, 15 and 16 hereof, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter or any controlling person of the Underwriter or any Selling Shareholder or any officer or director or controlling person of a Selling Shareholder, or the Company or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

13.  If this Agreement is terminated pursuant to Section 11 hereof or if for any other reason, the Securities are not delivered by or on behalf of any Selling Shareholder as provided herein, the Company will reimburse the Underwriter for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriter in making preparations for the purchase, sale and delivery of the Securities, but neither the Company nor any Selling Shareholder shall then be under any further liability to any Underwriter with respect to such Securities except as provided in Sections 6, 8, 9, 15 and 16 (all of which shall remain in full force and effect).

14.  All statements, requests, notices, and agreements hereunder shall be in writing, and if to the Underwriter shall be delivered or sent by mail or facsimile transmission to Managing Director, Equity Capital Markets, TD Securities, 222 Bay Street, Ernst & Young Tower, 7th Floor, Toronto, Ontario, M5K 1A2, Fax: 416-982-4410; if to the Selling Shareholders shall be delivered or sent by mail or facsimile transmission to: Senior Vice President, Public Equities, Ontario Teachers’ Pension Plan Board, 5650 Yonge Street, Toronto, M2M 4H5, Fax: (416) 730-5374, and if to the Company shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

15.	Intentionally omitted.

16.  To the extent that the Company, any Selling Shareholder or any of its respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty, from (i) any legal action, suit or proceeding, (ii) setoff or counterclaim, (iii) the jurisdiction of any court, (iv) service of process, (v) attachment upon or prior to judgment, (vi) attachment in aid of execution of judgment, (vii) execution of judgment, or (viii) other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Securities, each of the Company and the Selling Shareholders (to the maximum extent permitted by law) hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

17.  Time shall be of the essence of this Agreement. As used herein, the term “Business Day” or “business day” shall mean any weekday that is not a day on which banking institutions in the City of Toronto, Ontario and in the City of New York, New York are authorized or obligated by law or executive order to be closed.

18.  This Agreement shall be governed by and construed in accordance with the laws of Ontario.

19.  This Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

20.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees,

agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Shareholder (s) and the Underwriter.

Very truly yours,

NEXEN INC.

By: /s/ Marvin F. Romanow

Name: Marvin F. Romanow
Title: Executive Vice President
and Chief Financial Officer

ONTARIO TEACHERS’ PENSION PLAN BOARD

By: /s/ Brian J. Gibson

Name: Brian J. Gibson
Title: Senior Vice President

The foregoing Agreement is hereby

confirmed and accepted as of the

date first above written.

TD Securities Inc.

By: /s/ Alec W. G. Clark

Name: Alec W. G. Clark

Title: Vice President and Director

SCHEDULE I

Underwriter	Number of Underwritten Securities to be Purchased
TD Securities Inc.	7,500,000

SCHEDULE II

Selling Shareholders:	Number of Underwritten Securities to be Sold	Maximum Number of Option Securities to be sold
Ontario Teachers’ Pension Plan Board	7,500,000	1,000,000
5650 Yonge Street Toronto, Ontario M2M 4H5 Fax: (416) 730-5374

SCHEDULE III

Material Subsidiaries

Subsidiary	Type of Entity	Jurisdiction of Organization
Nexen Petroleum Offshore U.S.A. Inc.	Corporation	Delaware
Nexen Petroleum U.S.A. Inc.	Corporation	Delaware
Nexen Marketing	General Partnership	Alberta
Nexen Petroleum U.K. Limited	Corporation	United Kingdom

Canadian Nexen Petroleum Yemen (“CNPY”)	General Partnership	Alberta
Nexen Oil Sands Partnership	General Partnership	Alberta
Nexen Canada No. 2	General Partnership	Alberta
Canexus Limited Partnership	Limited Partnership	Alberta